As filed with the Securities and
Exchange Commission on March 31, 2000                  Registration No. 333-____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         INTERACTIVE INTELLIGENCE, INC.
             (Exact name of registrant as specified in its charter)

                  INDIANA                                 35-1933097
       (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)                Identification No.)

        8909 PURDUE ROAD, SUITE 300                          46268
           INDIANAPOLIS, INDIANA                          (Zip Code)
 (Address of Principal Executive Offices)

                         INTERACTIVE INTELLIGENCE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                MICHAEL J. TAVLIN
                            EXECUTIVE VICE PRESIDENT
                                8909 PURDUE ROAD
                                    SUITE 300
                           INDIANAPOLIS, INDIANA 46268
                     (Name and address of agent for service)

                                 (317) 872-3000
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                               JAMES A. ASCHLEMAN
                                 BAKER & DANIELS
                      300 NORTH MERIDIAN STREET, SUITE 2700
                        INDIANAPOLIS, INDIANA 46204-1782
                                 (317) 237-0300

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM         PROPOSED MAXIMUM
   TITLE OF SECURITIES      AMOUNT TO BE      OFFERING PRICE PER       AGGREGATE OFFERING         AMOUNT OF
    TO BE REGISTERED       REGISTERED (1)          SHARE (2)               PRICE (2)          REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value                500,000          $46.25      (3)         $23,125,000     (3)       $6,105    (3)
=================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) It is impracticable to state the maximum offering price. The purchase price for each share of Common Stock offered under the Plan will be 85% of the fair market value of such share on a future date as described in the Plan.

(3) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the Nasdaq National Market System on March 29, 2000, which was $46.25 per share.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I of Form S-8 to be contained in the
Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by Interactive Intelligence, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

         (2) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 17, 1999, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

         The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268, telephone (317) 872-3000.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Indiana Business Corporation Law provides that a corporation, unless limited by its articles of incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

         As permitted by the Indiana Business Corporation Law, the Registrant's Restated Articles of Incorporation provide for indemnification of directors, officers, employees and agents of the Registrant against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer, employee or agent. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the board of directors must have determined, based upon a written finding of legal counsel or another independent referee, or a court of competent jurisdiction must have determined, that such persons acted in good faith in what they reasonably believed to be the best interest of the Registrant (or at least not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful). The Restated Articles of Incorporation authorize the Registrant to advance funds for expenses to an indemnified person, but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that such party is not entitled to indemnification.

         The Registrant also has an Indemnity Agreement with each of its directors and executive officers. The standard for indemnification under the Indemnity Agreement is substantially the same as under the Registrant's Restated Articles of Incorporation. The Indemnity Agreement, however, provides for mandatory advancement of expenses if the indemnitee provides the Registrant with a written affirmation of the indemnitee's good faith belief that he or she is entitled to indemnification and a written undertaking to repay the advance if it is ultimately determined that the indemnitee is not entitled to indemnification. The undertaking need not be secured. The Indemnity Agreement also provides for mandatory advancement of expenses in derivative actions on behalf of the Registrant against an indemnitee.

         The rights of indemnification provided by the Restated Articles of Incorporation and the Indemnity Agreements are not exhaustive and are in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of the Restated Articles of Incorporation and the Indemnity Agreements, the Registrant may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions.

         In addition, the Registrant has a directors' and officers' liability and company reimbursement policy that insures against certain liabilities under the Securities Act, subject to applicable retentions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on March 30, 2000.

                                          INTERACTIVE INTELLIGENCE, INC.

                                          By: /s/ Donald E. Brown, M.D.
                                             ----------------------------------
                                                Donald E. Brown, M.D.
                                                Chairman, President and
                                                Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Donald E. Brown, M.D. and John R. Gibbs, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Donald E. Brown, M.D. and John R. Gibbs, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

               SIGNATURE                                    TITLE                               DATE
               ---------                                    -----                               ----
   /s/ Donald E. Brown, M.D.             Chairman, President, Chief Executive              March 30, 2000
   ---------------------------------     Officer and Director (Principal Executive
         Donald E. Brown, M.D.           Officer)


   /s/ John R. Gibbs                     Executive Vice President and Director             March 30, 2000
  ----------------------------------
         John R. Gibbs


   /s/ Michael J. Tavlin                 Chief Financial Officer (Principal                March 30, 2000
  ----------------------------------     Financial Officer)
         Michael J. Tavlin


   /s/ Keith A. Midkiff                   Vice President of Finance and Controller         March 30, 2000
  ----------------------------------     (Principal Accounting Officer)
         Keith A. Midkiff


   /s/ Robert A. Compton                  Director                                         March 30, 2000
   ---------------------------------
         Robert A. Compton


                                         Director                                          March __, 2000
   ---------------------------------
         Jon Anton, D.Sc.


   /s/ Michael P. Cullinane              Director                                          March 30, 2000
   ---------------------------------
         Michael P. Cullinane

                                INDEX TO EXHIBITS

       EXHIBIT                        DESCRIPTION OF EXHIBIT
         NO.

         4.1 Restated Articles of Incorporation of the Registrant. (The copy of this Exhibit filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)

         4.2 By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)

         4.3      Interactive Intelligence, Inc. Employee Stock Purchase Plan.

         5 Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.

         23.1     Consent of Ernst & Young LLP.

         23.2 Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).

         24 Powers of Attorney (included on the Signature Page of the Registration Statement).